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As filed with the Securities and Exchange Commission on August 18, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

POLYCOM, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3128324 (I.R.S. Employer Identification Number)

4750 Willow Road
Pleasanton, CA 94588
(Address, including zip code of Principal Executive Offices)

1996 Stock Incentive Plan
(Full Title of the Plan)

Michael R. Kourey
Chief Financial Officer
Polycom, Inc.
4750 Willow Road
Pleasanton, CA 94588
(925) 924-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
 Mark A. Bertelsen, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock $0.0005 par value:
Newly reserved under the 1996 Stock Incentive Plan (the "Option Plan")	1,900,000 shares	$16.37	$31,103,000	$2,517

Total:	1,900,000 shares		$31,103,000	$2,517

(1)
This Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 14, 2003.

POLYCOM, INC.
REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information.

        The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registration Information and Employee Plan Annual Information.

        The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents and information previously filed with the Securities and Exchange Commission (the"Commission") by Polycom, Inc. (the "Registrant") are hereby incorporated herein by reference:

  •
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission on March 18, 2003 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  •
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed with the Commission on August 1, 2003 pursuant to Section 13(a) of the Exchange Act;

  •
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed with the Commission on May 13, 2003 pursuant to Section 13(a) of the Exchange Act;

  •
  The Registrant's Current Reports on Form 8-K filed with the Commission on February 12, 2003, April 2, 2003, April 16, 2003 and July 17, 2003 pursuant to Section 13 or 15(d) of the Exchange Act;

  •
  The Registrant's Registration Statement on Form 8-A filed with the Commission on July 22, 1998, as subsequently amended on March 2, 2001 and January 29, 2002, pursuant to Section 12 of the Exchange Act, which contains a description of the terms, rights and provisions of Polycom Series A Preferred Share Purchase Rights attached to and currently trading together with shares of Polycom Common Stock, including any amendment or report filed for the purpose of updating such description; and

  •
  The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 10, 1995, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of any action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of an action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred.

        Section 102 of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches such person's duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the DGCL or (iv) obtains an improper personal benefit. In accordance with the DGCL, Article IX of the Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL as it may be amended, no director shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

        As permitted by the DGCL, the Registrant's bylaws provide that, under certain circumstances, directors and officers of the Registrant shall be indemnified against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred in connection with any proceeding by reason of their status as such.

        The Registrant also has indemnification agreements with its directors and executive officers, whereby the Registrant indemnifies these persons to the maximum extent authorized by Section 145 of the DGCL for certain events or occurrences while the executive officer or director is or was serving at the Registrant's request in such capacity. Under these indemnification agreements, the Registrant also agrees to indemnify its directors and executive officers against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred in connection with any proceeding (including an action by or in the right of the Registrant) by reason of their status as such.

        The Registrant maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Polycom, Inc. (which is incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed with the Commission on March 18, 2003).
4.2	Amended and Restated Bylaws of Polycom, Inc. (which is incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K filed with the Commission on March 12, 2001).
4.3	1996 Stock Incentive Plan, as amended.
5.1	Opinion of counsel as to legality of securities being registered.
23.1	Consent of counsel (contained in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
24.1	Powers of Attorney (see page 6).

Item 9. Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 18th day of August 2003.

POLYCOM, INC.
By:	/s/ MICHAEL R. KOUREY Michael R. Kourey Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert C. Hagerty and Michael R. Kourey, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of August 18, 2003:

Signatures	Title

/s/ ROBERT C. HAGERTY Robert C. Hagerty	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)
/s/ MICHAEL R. KOUREY Michael R. Kourey	Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)
/s/ KATHLEEN M. CRUSCO Kathleen M. Crusco	Vice President and Worldwide Controller (Principal Accounting Officer)
/s/ BETSY S. ATKINS Betsy S. Atkins	Director
/s/ JOHN SEELY BROWN John Seely Brown	Director
/s/ DURK I. JAGER Durk I. Jager	Director
/s/ JOHN A. KELLEY John A. Kelley	Director
/s/ STANLEY J. MERESMAN Stanley J. Meresman	Director
/s/ WILLIAM A. OWENS William A. Owens	Director
Thomas G. Stemberg	Director

Index to Exhibits

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Polycom, Inc. (which is incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed with the Commission on March 18, 2003).
4.2	Amended and Restated Bylaws of Polycom, Inc. (which is incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K filed with the Commission on March 12, 2001).
4.3	1996 Stock Incentive Plan, as amended.
5.1	Opinion of counsel as to legality of securities being registered.
23.1	Consent of counsel (contained in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
24.1	Powers of Attorney (see page 6).

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POLYCOM, INC. REGISTRATION STATEMENT ON FORM S-8 PART I INFORMATION REQUIRED IN THE PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registration Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
Index to Exhibits